Exhibit 10.4

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”), is made as of the 10th day of August, 2022 (the “Effective Date”), by and between IDB 21-25 DRYDOCK LIMITED PARTNERSHIP, a Delaware limited partnership (the “Landlord”) and GINKGO BIOWORKS, INC., a Delaware corporation (the “Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A.
Landlord (as successor-in-interest to Jamestown 21-23-25 Drydock, L.P.) and Tenant have entered into that certain Lease (as previously amended, the “Existing Lease”) originally dated as of March 18, 2016 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 13, 2018 (the “First Amendment”) for certain premises (the “Existing Premises”) in the building commonly known as The Bronstein Building, located at 21, 23 and 25 Drydock Avenue in Boston, Massachusetts (as more particularly described in the Existing Lease, the “Building”). The Existing Premises consists of (i) Suites 23- 810W, 23-810E, 25-810W, and 25-810E, all on the eighth (8th) floor of the Building, and (ii) that certain PH Premises (as defined in the Existing Lease) on the sixth (6th) floor of the Building, all as more particularly described in the Existing Lease. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as modified and amended by this Amendment, is referred to herein as the “Lease.”

B.
Landlord and Tenant have agreed to expand the Existing Premises to include the following additional premises (the “Second Amendment Premises”) (i) Suite 21-750W, consisting of approximately 18,154 rentable square feet, (ii) Suite 21-820E, consisting of approximately 17,454 rentable square feet, (iii) Suite 21-810W, consisting of approximately 19,218 rentable square feet, and (iv) chemical storage space within the common chemical storage room located on the first (1st) floor of the Building, consisting of approximately 379 rentable square feet, all as more particularly described in this Amendment and depicted on the floor plan attached to this Amendment as Exhibit A; and to modify and amend the Existing Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Existing Lease is hereby amended as follows:

1.
Second Amendment Lease Term. The “Second Amendment Commencement Date” shall mean the Effective Date. The “Second Amendment Rent Commencement Date” shall mean that date which is the earlier to occur of: (x) Tenant’s occupancy of the Second Amendment Premises for the Permitted Use, or (y) eight (8) months after the Second Amendment Commencement Date; provided however, that in the event that the Landlord’s Second Amendment Work is not Substantially Complete at least thirty (30) days prior to such date, then the Second Amendment Rent Commencement Date shall be the date occurring thirty (30) days after the date of Substantial Completion of Landlord’s Second Amendment Work. The “Second Amendment Lease Term” shall mean the period of time commencing on the Second Amendment Commencement Date and expiring on the last day of the month in which the tenth (10th) anniversary of the Second Amendment Rent Commencement Date occurs (the “Second Amendment Expiration Date”), unless earlier terminated or extended, in accordance with and subject to the terms and conditions set forth in the Lease.

2.
Demise of Second Amendment Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, subject to and in accordance with the terms and conditions of the Lease, the Second Amendment Premises, for the Second Amendment Lease Term, unless earlier terminated or extended in accordance with the provisions of the Lease. The demise and use of the Second Amendment Premises shall be upon and subject to all of the terms and conditions of the Existing Lease, except as expressly set forth in this Amendment. From and after the occurrence of the Second Amendment Commencement Date each reference contained in the Lease to the “Premises” shall be considered to be a reference to the Existing Premises and Second Amendment Premises, collectively.

3.
Landlord’s Second Amendment Work, Tenant’s Work and Payment of Landlord’s Second Amendment Contribution.

a.
Defined Terms. For purposes of this Section 3, the following terms shall have the meanings set forth below:

i.
“Landlord’s Second Amendment Contribution” shall mean Twelve Million Six Hundred Ninety-Seven Thousand One Hundred Fifty and 00/100 Dollars ($12,697,150.00) (i.e., $230.00 per rentable square foot of the Second Amendment Premises).

ii.
“Landlord’s Second Amendment Post Delivery Work” shall mean the work within the Second Amendment Premises identified as “Post Delivery Work” on the Landlord/Tenant Work Matrix attached hereto as Exhibit B.

iii.
“Landlord’s Second Amendment Pre Delivery Work” shall mean the work within the Second Amendment Premises identified as “Pre Delivery Work” on the Landlord/Tenant Work Matrix attached hereto as Exhibit B. Landlord and Tenant acknowledge and agree that Landlord’s Second Amendment Pre Delivery Work is Substantially Complete.

iv.
“Landlord’s Second Amendment Work” shall collectively mean the Landlord’s Second Amendment Pre Delivery Work and the Landlord’s Second Amendment Post Delivery Work.

v.
“Substantially Complete” shall mean (x) with respect to Landlord’s Second Amendment Pre Delivery Work, the substantial completion of the Landlord’s Second Amendment Pre Delivery Work, excepting only (a) punch-list items which can be completed without material interference with Tenant’s Second

Amendment Work, and (b) any other items which because of the seasonal nature of the item (such as HVAC balancing) or in accordance with good construction practice, are not practicable to complete at such time, and (y) with respect to Landlord’s Second Amendment Post Delivery Work, the substantial completion of Landlord’s Second Amendment Post Delivery Work, excepting only (a) punch-list items which can be completed without material interference with Tenant’s Second Amendment Work or Tenant’s use of the Second Amendment Premises, and (b) any other items which because of the seasonal nature of the item (such as HVAC balancing) or in accordance with good construction practice, are not practicable to complete at such time; provided that Landlord’s Second Amendment Post Delivery Work shall not be deemed Substantially Complete unless and until the base Building HVAC, mechanical, electrical, lighting, plumbing and life safety systems serving the Second Amendment Premises that are included in Landlord’s Second Amendment Post Delivery Work are ready for connection to Tenant’s systems serving the Second Amendment Premises and use by Tenant.

vi.
“Second Amendment Substantial Completion Date” shall mean the date on which Landlord’s Second Amendment Work is Substantially Complete.

vii.
“Tenant Delay” shall mean any delay in the performance of any of Landlord’s Second Amendment Work and/or the issuance of a building permit or certificate of occupancy arising out of or resulting from the following: (i) any delay and/or default on the part of Tenant or its agents, engineers, architects, or contractors, (ii) any interference with the performance of any of Landlord’s Second Amendment Work by Tenant or any of its agents, engineers, architects, or contractors, or (iii) any other action or inaction by Tenant or any of Tenant’s agents, engineers, architects, or contractors. Notwithstanding the foregoing, except for a Tenant Delay arising from Tenant’s failure timely to act within, on or before a date or time period expressly set forth in this Amendment, in which case no Tenant Delay Notice shall be required, in no event shall any act or omission be deemed to be a Tenant Delay unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant (w) that a Tenant Delay is occurring, (x) of the basis on which Landlord has determined that a Tenant Delay is occurring,

(y) if the length of such Tenant Delay is reasonably ascertainable by Landlord, Landlord’s good faith estimate of the length of the Tenant Delay; provided however, in no event shall such estimate in any way limit or otherwise derogate from the existence of a Tenant Delay in excess of such Landlord estimate, and (z) not more than five (5) days prior to the date on which Tenant receives a Tenant Delay Notice shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

viii.
“Tenant’s Second Amendment Work” shall mean (a) all items identified as Tenant’s responsibility on the Landlord/Tenant Work Matrix attached hereto as Exhibit B, (b) the installation of Trade Fixtures, furniture, and personal property within the Second Amendment Premises, and (c) and any other improvements and alterations necessary or desired by Tenant to prepare the Second Amendment Premises for initial occupancy by Tenant, excepting only the Landlord’s Second Amendment Work, including, if desired by Tenant, an internal stairwell between the portions of the Second Amendment Premises that are located on the seventh and eighth floors of 21 Drydock Avenue; provided however, Tenant shall be solely responsible at Tenant’s sole cost and expense (subject to the Landlord’s Second Amendment Contribution) for the (i) construction, maintenance and repair of such stairwell; and (ii) the removal of such stairwell and restoration of the affected portions of the Building on or before the expiration or earlier termination of the Lease (or applicable portion thereof), which restoration shall be subject to the requirements and approval of the Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

b.
Landlord’s Second Amendment Work.

i.
Subject to and in accordance with the provisions of this Section 3, Landlord shall perform the Landlord’s Second Amendment Work substantially in accordance with Exhibit B. Landlord shall cause Landlord’s Second Amendment Work to be completed in a good and workmanlike manner, utilizing new or like new standard building materials and finishes, in conformance with all Requirements.

ii.
Notwithstanding anything in the Landlord/Tenant Work Matrix attached hereto as Exhibit B to the contrary, Tenant has requested that Landlord install within the 21 Drydock Rooftop Area, as a component of Landlord’s Second Amendment Post Delivery Work, the rooftop-mounted make up air units more particularly described in Exhibit I attached hereto, together with related equipment and installations, to service the Second Amendment Premises (collectively, the “Rooftop MUAs”), the cost of which exceeds the cost to acquire and install Building standard floor-level make up air units. Tenant shall be responsible for the amount (the “Excess MUA Costs”) by which the cost to acquire and install the Rooftop MUAs exceeds the cost to acquire and install Building standard floor-mounted make up air units to service the Second Amendment Premises; provided however, Tenant shall not be responsible for Excess MUA Costs in excess of

$400,000.00 (the “Excess MUA Costs Cap”). By not later than thirty (30) days following Landlord’s invoice therefor (which invoice shall not be sent prior to Landlord’s Substantial Completion of Landlord’s Second Amendment Post Delivery Work), Tenant shall either (i) deliver written notice to Landlord that Tenant elects to use Landlord’s Second Amendment Contribution to pay for the Excess MUA Costs (subject to the Excess MUA Costs Cap), if and to the extent a sufficient portion of Landlord’s Second Amendment Contribution remains undisbursed at such time, or (ii) pay to Landlord the Excess MUA Costs (subject to the Excess MUA Costs Cap). Landlord shall be responsible, at Landlord’s sole cost and expense, for all Excess MUA Costs in excess of the Excess MUA Costs Cap. If Tenant elects to utilize Landlord’s Second Amendment Contribution to pay for said Excess MUA Costs and a sufficient portion of Landlord’s Second Amendment

Contribution remains undisbursed to pay said Excess MUA Costs, then Landlord shall deduct the Excess MUA Costs (subject to the Excess MUA Costs Cap) from the undisbursed Landlord’s Second Amendment Contribution. If Tenant fails to timely elect to utilize Landlord’s Second Amendment Contribution to pay for the Excess MUA Costs, Tenant is not then entitled to disbursement of the Landlord’s Second Amendment Contribution in accordance with the terms and conditions of Section 3(d)(i) below, or an insufficient portion of the Landlord’s Second Amendment Contribution remains undisbursed to pay for the Excess MUA Costs (subject to the Excess MUA Costs Cap), then Tenant shall be deemed to have elected to pay the Excess MUA Costs (subject to the Excess MUA Costs Cap) to Landlord in accordance with Clause (ii) above.

c.
Delivery of Second Amendment Premises for Tenant’s Second Amendment Work; Substantial Completion of Landlord’s Second Amendment Work.

i.
Landlord will exercise commercially reasonable efforts to cause Landlord’s Second Amendment Work to be Substantially Completed on or before March 1, 2023 (the “Estimated Second Amendment Work Completion Date”), as such date may be extended for Tenant Delays and/or delays resulting from any Unavoidable Delay. Notwithstanding the foregoing, (i) if Landlord’s Second Amendment Work is not Substantially Completed on or before the one hundred twentieth (120th) day after the Estimated Second Amendment Work Completion Date (as such date may be extended by Tenant Delays and/or delays resulting from Unavoidable Delay, the “First Milestone Date”), then for and with respect to each day between the First Milestone Date and the date on which Landlord’s Second Amendment Work is Substantially Completed, Tenant shall receive a credit against the Base Rent payable under the Lease in an amount equal to the per diem Base Rent payable for the Second Amendment Premises in the initial Second Amendment Lease Year, and (ii) if Landlord’s Second Amendment Work is not Substantially Completed on or before the one hundred eightieth (180th) day after the Estimated Second Amendment Work Completion Date (as such date may be extended by delays resulting from any Unavoidable Delay for up to but not in excess of six (6) months and/or Tenant Delays, the “Second Milestone Date”), then Tenant shall have the option, by written notice given to Landlord no later than thirty (30) days after the Second Milestone Date, to terminate the Lease solely with respect to the Second Amendment Premises, in which event the Lease shall, solely with respect to the Second Amendment Premises, thereupon terminate without further liability of the parties hereunder, except for those obligations which expressly survive the expiration or earlier termination of the Lease. Tenant’s remedies under this Section 3(c)(i) shall be Tenant’s sole and exclusive remedies on account of Landlord’s failure to Substantially Complete Landlord’s Second Amendment Work by the Estimated Second Amendment Work Completion Date, First Milestone Date, Second Milestone Date, or any other particular date.

ii.
Except as expressly set forth in Section 3(c)(i) above, Landlord shall not be liable for any failure to Substantially Complete any portion of the Landlord’s Second Amendment Work, or to cause the Substantial Completion of Landlord’s Second Amendment Work to have occurred by the Estimated Second Amendment Work Completion Date, First Milestone Date or Second Milestone Date, and no such failure shall impair the validity of the Lease or extend the Second Amendment Lease Term.

Notwithstanding any provision of the Lease to the contrary, if Substantial Completion of any part of Landlord’s Second Amendment Work is delayed as a result of or arising out of a Tenant Delay, then Landlord’s Second Amendment Work or such portion thereof shall be deemed to have been Substantially Completed on the date that such work would have been Substantially Completed but for such Tenant Delay. Notwithstanding any such deemed Substantial Completion, Landlord shall continue to use commercially reasonable diligence to complete Landlord’s Second Amendment Work from and after such date.

iii.
Landlord and Tenant acknowledge and agree that the portions of the Landlord’s Second Amendment Work and the Tenant’s Second Amendment Work shall be performed concurrently. Landlord and Tenant shall each take reasonable measures to ensure that their respective contractors cooperate in all commercially reasonable ways with the other’s contractors to avoid any delay in either the Landlord’s Second Amendment Work or the Tenant’s Second Amendment Work or any conflict with the performance of either the Landlord’s Second Amendment Work or the Tenant’s Second Amendment Work, Tenant acknowledging, however, that in the case of conflict, the performance of the Landlord’s Second Amendment Work shall have priority. Promptly following Tenant’s request therefor, but in no event more frequently than twice a month, the Landlord and Tenant construction representatives shall meet to discuss the construction schedule for Landlord’s Second Amendment Work and Tenant’s Second Amendment Work. Without limitation, construction meetings between the Landlord and Tenant construction representatives (including regularly scheduled construction meetings) shall satisfy the foregoing requirement. Any such meetings may be held virtually, in person or through a conference call, and shall be held at a mutually agreeable time. During such meetings Landlord’s construction representative shall provide Tenant’s construction representative with any updates with respect to critical path items related to the Landlord’s Second Amendment Work (e.g., new electrical service, gas service, major HVAC systems, etc.) and the anticipated Second Amendment Substantial Completion Date.

iv.
Landlord hereby warrants and represents to Tenant that the Landlord’s Second Amendment Work shall be performed: (i) in a good and workmanlike manner; (ii) in all material respects, in accordance with Exhibit B, and (iii) in accordance with all applicable Requirements (“Landlord’s Warranty”). On or about the Second Amendment Substantial Completion Date, Landlord and Tenant shall jointly inspect the Second Amendment Premises and Landlord shall promptly thereafter provide Tenant with a punchlist prepared by Landlord incorporating those items jointly identified by Landlord and Tenant during their joint inspection of the Second Amendment Premises. Landlord shall complete such punch-list items as soon as reasonably practicable after such walk- through of the Second Amendment Premises. If, on or before the Warranty Expiration Date (as hereinafter defined), Tenant gives Landlord written notice of any breach of Landlord’s Warranty promptly after Tenant becomes aware of such breach, Landlord shall, at no cost to Tenant, correct or repair such breach as soon as conditions reasonably permit and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid. The “Warranty Expiration Date” shall be defined as the date that is eleven (11) months and three (3) weeks after the Second Amendment Substantial Completion Date. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has breached Landlord’s Warranty, Tenant shall be deemed conclusively to have: (i) approved the Landlord’s Second Amendment Work, (ii) waived any claim that Landlord has breached Landlord’s Warranty, and (iii) have agreed that Tenant has no claim that Landlord has failed to perform any of Landlord’s obligations under the Lease with respect to the Landlord’s Second Amendment Work. With respect to any latent defects in Landlord’s Second Amendment Work discovered by Tenant after the Warranty Expiration Date, if such latent defects are covered by the warranty Landlord receives from its general contractor with respect to Landlord’s Second Amendment Work or the terms and conditions of Landlord’s construction contract with its general contractor with respect to Landlord’s Second Amendment Work, then Landlord shall use commercially reasonable efforts to cause Landlord’s general contractor to correct or repair such latent defects. The provisions hereof set forth the Tenant’s sole remedies for any breach of the Landlord’s Warranty.

d.
Tenant’s Second Amendment Work and Payment of Landlord’s Second Amendment Contribution.

i.
Commencing as of the Second Amendment Commencement Date, Landlord shall pay to Tenant, subject to and in accordance with the terms and conditions of Section (d)(i)(ii) below, an amount equal to the lesser of (1) Tenant’s costs incurred in the performance of Tenant’s Second Amendment Work; and (2) the Landlord’s Second Amendment Contribution, provided that as of the date on which Landlord is required to make payment thereof pursuant the provisions hereof: (a) the Lease is in full force and effect, and (b) no default under the Lease exists that has not been cured. Landlord’s Second Amendment Contribution shall be payable solely on account of hard construction costs, labor directly related to Tenant’s Second Amendment Work, materials delivered to the Second Amendment Premises, and soft costs in connection with Tenant’s Second Amendment Work including architectural and engineering fees and costs to obtain permits in connection with Tenant’s Second Amendment Work. Upon the occurrence of the Landlord’s Second Amendment Contribution Outside Requisition Date (as hereinafter defined), any amount of the applicable Landlord’s Contribution which has not been previously requisitioned by Tenant shall be retained by Landlord and Tenant shall have no further right or claim thereto. The “Landlord’s Second Amendment Contribution Outside Requisition Date” shall mean the date which is the earlier to occur of (i) twenty- four (24) months after the commencement of any portion of Tenant’s Second Amendment Work within the Premises, and (ii) eighteen (18) months after the Second Amendment Rent Commencement Date; provided however, if Tenant is diligently pursuing but has not completed Tenant’s Second Amendment Work by the date which is fifteen (15) months after the Second Amendment Rent Commencement Date (the “Landlord’s Second Amendment Contribution Extension Date”), then by not later than the Landlord’s Second Amendment Contribution Extension Date Tenant may deliver written notice to Landlord requesting an extension of the eighteen (18) month period set forth in this clause (ii), whereupon such eighteen (18) month period shall be extended for an additional period of six (6) months; provided however, in no event shall the Landlord’s Second Amendment Contribution Outside Requisition Date be extended to a date later than twenty-four (24) months after the Second Amendment Rent Commencement Date.

ii.
Landlord shall make progress payments on account of Landlord’s Second Amendment Contribution to Tenant on a monthly or, if requested by Tenant, a less frequent basis to reimburse Tenant for costs and expenses paid by Tenant for the work performed during the preceding month or such longer period. Each of Landlord’s progress payments shall be limited to an amount equal to the costs and expenses paid by Tenant during the immediately preceding month or such longer period covered by such requisition (as certified by an authorized representative of Tenant) to Tenant’s consultants, contractors, subcontractors and material suppliers, or other parties entitled to payment for costs described above (excluding any amounts which have been subject to previous disbursements from Landlord’s Second Amendment Contribution) multiplied by sixty-six and 66/100ths percent (66.66%) until the Landlord’s Second Amendment Contribution, reduced by retainage (the “Retainage”) of ten percent (10%), is fully expended. Such progress payments shall be made within thirty (30) days next following the delivery to Landlord of the completed requisition. Each requisition shall be executed by an authorized representative of Tenant, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, material suppliers, and paid design professionals performing work, providing materials or performing services covering all work, materials and services which were the subject of previous progress payments by Landlord and Tenant, (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been performed substantially in accordance with the plans for the Tenant’s Second Amendment Work approved by Landlord, and (iii) such other documents and information as Landlord may reasonably request consistent with the requirements of landlords of similar properties, to similar tenants, in the Seaport District. Landlord shall disburse the Retainage, together with the remaining balance of Landlord’s Second Amendment Contribution, if any, upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under the foregoing provisions, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Tenant’s Second Amendment Work by Governmental Authorities having jurisdiction thereover, (B) final “as-built” plans and specifications for the Tenant’s Second Amendment Work, and (C) issuance of final lien waivers by all contractors, subcontractors, material suppliers, and design professionals covering all of the Tenant’s Second Amendment Work. Nothing herein shall be deemed to make any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity, a third party beneficiary.

e.
Landlord’s Second Amendment Plans Contribution. Landlord shall contribute up to Eight Thousand Two Hundred Eighty and 75/100 Dollars ($8,280.75) (i.e., $0.15 per rentable square foot of the Second Amendment Premises) (“Landlord’s Second Amendment Plans Contribution”) towards the cost of one (1) test-fit plan and one (1) revision thereof prepared by Tenant with respect to Tenant’s Second Amendment Work. Landlord shall pay the Landlord’s Second Amendment Plans Contribution directly to the architect preparing the foregoing plans.

f.
General Provisions. Except for performance of Landlord’s Second Amendment Work, Landlord’s Second Amendment Contribution and Landlord’s Second Amendment Plans Contribution, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Second Amendment Premises in order to prepare the Second Amendment Premises for Tenant’s use and occupancy. Excepting only Landlord’s Second Amendment Contribution, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of the Lease (including, without limitation, Section 4.2 of the Existing Lease), perform or cause to be performed any and all Tenant’s Second Amendment Work. Except with respect to matters covered by Landlord’s Warranty (which shall subject to Section 3(c)(v) above) Tenant’s commencement of Tenant’s Second Amendment Work shall be conclusive evidence that Landlord has Substantially Completed Landlord’s Second Amendment Pre-Delivery Work, that Tenant has accepted possession of the Second Amendment Premises in its then-current condition, and that at the time such possession was taken, the Second Amendment Premises and the Building were in a good and satisfactory condition as required by the Lease.

g.
Construction Representatives. Each party authorizes the other to rely upon all approvals granted and other actions taken by the respective construction representative(s) designated from time to time by such party, or any person hereafter expressly designated in writing in substitution or addition thereof by notice to the party relying thereon. Tenant hereby designates Doug Detwiler as its construction representative and Landlord hereby designates Dustin Lord and Erin Orpik as its construction representatives.

4.
Rent.

a.
For and with respect to the Existing Premises, throughout the remainder of the Lease Term, Tenant shall pay to Landlord Base Rent, Tenant’s monthly payments on account of Tenant’s Proportionate Share of Operating Costs, electricity and all other utility charges, HVAC charges, Construction Rent and all other Additional Rent payable pursuant to the Existing Lease, except as set forth in this Amendment. All such amounts shall be payable in accordance with the terms and provisions of the Existing Lease. Effective as of the Second Amendment Commencement Date, Exhibit D to the Lease (as amended by Section 6 of the First Amendment) is hereby deleted in its entirety, and Exhibit D attached hereto is substituted in its place.

b.
For and with respect to the Second Amendment Premises, commencing on the Second Amendment Rent Commencement Date and continuing throughout the Second Amendment Lease Term, Tenant shall pay Base Rent to Landlord in accordance with the Base Rent payment schedule set forth in Exhibit F attached hereto.

c.
For and with respect to the Second Amendment Premises, commencing on the Second Amendment Rent Commencement Date and continuing throughout the Second Amendment Lease Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs, electricity and all other utility charges, HVAC charges, and all other Additional Rent and charges payable pursuant to the Lease in accordance with the terms and provisions of the Existing Lease, except as set forth in this Amendment.

d.
Tenant acknowledges that, in the event Landlord has the option (in accordance with all applicable Requirements and any PILOT Agreement) of making real estate tax payments with respect to the Building and the land thereunder (the “Land”) in the form of either

PILOT payments or payments of Taxes (as hereinafter defined), then Landlord will pay real estate taxes in an amount equal to the lesser of (i) PILOT payments and/or Tax Rent payable by Landlord to the Prime Lessor under the Prime Lease, or (ii) Taxes (as hereinafter defined). Notwithstanding any provision of the Existing Lease to the contrary, from and after (1) the Effective Date, for and with respect to the Existing Premises and (2) the Second Amendment Rent Commencement Date, for and with respect to the Second Amendment Premises, Tenant shall pay to Landlord, in lieu of Tenant’s PILOT Payments pursuant to Section 2.5 of the Existing Lease, monthly payments of real estate taxes, which shall be equal to (x) if Landlord makes payments to the Prime Lessor in accordance with clause (i) above, Tenant’s PILOT Payments and/or other tax payments pursuant to Section 2.5 of the Lease, or (y) if Landlord pays Taxes in accordance with clause (ii) above, Tenant’s Proportionate Share of Taxes. “Taxes” shall mean all amounts payable by Landlord as real estate taxes. The term “Taxes” includes, without limitation, the following: any fire service or other charges for municipal services and all governmental impositions and taxes imposed upon the Building and the Land, and assessments, as well as all ad valorem, license or other taxes imposed upon the Building or the Land and/or imposed upon Landlord by reason of its ownership thereof or the Lease other than state or federal inheritance, income or succession taxes. If at any time during the Lease Term, the methods of taxation of real estate prevailing at the commencement of the execution hereof shall be altered so that in lieu of, in addition to, or as a substitute for, the whole or any part of the Taxes, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as capital levy or otherwise, on the rents received therefrom; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Leased Premises (or applicable portion thereof) and imposed upon Landlord; or

(iii) a tax license fee or the like measured by the rents payable, the same shall be included as Taxes hereunder.

5.
Tenant’s Proportionate Share.

a.
Landlord and Tenant acknowledge and agree that, as of the Second Amendment Commencement, the rentable area of the Building is 829,218 square feet. Accordingly, notwithstanding any provision of the Existing Lease to the contrary, (i) for and with respect to the period of time commencing on the Second Amendment Commencement Date and continuing until the PH Premises Surrender Date (as hereinafter defined), “Tenant’s Proportionate Share” shall mean: (u) for and with respect to the Phase I Premises, 1.973% (v) for and with respect to the Phase II Premises, 2.177%, (w) for and with respect to the Phase III Premises, 2.049%, (x) for and with respect to the Phase IV Premises, 2.175%, (y) for and with respect to the PH Premises, 0.029% and (z) for and with respect to the Second Amendment Premises, 6.657%, and (ii) for and with respect to the period of time commencing on the day immediately following the PH Premises Surrender Date and continuing until the day immediately preceding the Remeasurement Effective Date (as hereinafter defined), “Tenant’s Proportionate Share” shall mean: (v) for and with respect to the Phase I Premises, 1.973% (w) for and with respect to the Phase II Premises, 2.177%, (x) for and with respect to the Phase III Premises, 2.072%, (y) for and with respect to the Phase IV Premises, 2.199%, and (z) for and with respect to the Second Amendment Premises, 6.657%.

b.
Notwithstanding any provision of the Existing Lease to the contrary, from and after February 1, 2027 (the “Remeasurement Effective Date”), the parties hereby confirm and agree that the rentable area of the Phase I Premises shall be deemed to comprise 17,369 rentable square feet, the rentable area of the Phase II Premises shall be deemed to comprise 17,751 rentable square feet, the rentable area of the Phase III Premises shall be deemed to comprise 18,074 rentable square feet, the rentable area of the Phase IV Premises shall be deemed to comprise 17,998 rentable square feet, and the rentable area of the Second Amendment Premises shall be deemed to comprise 55,205 rentable square feet. Accordingly, notwithstanding any provision of the Existing Lease to the contrary, from and after the Remeasurement Effective Date, “Tenant’s Proportionate Share” shall mean: (i) for and with respect to the Phase I Premises, 2.095% (ii) for and with respect to the Phase II Premises, 2.141%, (iii) for and with respect to the Phase III Premises, 2.180%, (iv) for and with respect to the Phase IV Premises, 2.170%, and (vi) for and with respect to the Second Amendment Premises, 6.657%.

6.
21 Drydock Rooftop Installations; Relocation.

a.
Section 10 of the First Amendment is hereby deleted in its entirety and is of no further force or effect. Nothing stated herein shall amend or modify in any respect Tenant’s rooftop rights set forth in Section 2.1(B) of the Original Lease.

b.
Tenant shall have the right, subject to the rights of existing tenants in the Project and approval of the Prime Lessor (which Landlord shall use reasonable and diligent good faith efforts to obtain) and the terms and conditions of this Section 5, to use and access the 21 Drydock Rooftop Area, as hereinafter defined, to install and maintain equipment (collectively, “21 Drydock Rooftop Equipment”), including (x) supplemental HVAC, dedicated exhaust fans, an emergency generator, a satellite dish and/or antennae(s) for Tenant’s communication network, and (y) within the interior sections of walls and ceilings below the 21 Drydock Rooftop Area, wiring, cabling, piping, conduit and ductwork for connection to such installations and equipment, for a period commencing as of the date that Tenant installs the 21 Drydock Rooftop Equipment in the 21 Drydock Rooftop Area (“21 Drydock Rooftop Area Commencement Date”) and terminating as of the expiration or earlier termination of the Second Amendment Lease Term. The “21 Drydock Rooftop Area” shall mean the area depicted on Exhibit C attached hereto. Tenant shall be permitted to use the 21 Drydock Rooftop Area solely for the purpose of installing the 21 Drydock Rooftop Equipment installed in accordance with plans and specifications approved by Landlord in advance, such approval not to be unreasonably withheld, conditioned or delayed, utilizing a frequency or frequencies and transmission power identified in such approved specifications and no other frequencies or transmission power shall be used by Tenant without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord for the reasonable costs of any third-party review of Tenant’s plans in connection with the installation of the 21 Drydock Rooftop Equipment. Such installation shall be designed in such manner as to be removable in a manner which will not damage the roof of the Building. Tenant's use of the 21 Drydock Rooftop Area shall be upon all of the conditions of the Lease, except as follows:

(i)
Any such installations and the costs to maintain and restore such installations shall be at Tenant’s sole expense.

(ii)
The 21 Drydock Rooftop Equipment shall not interfere with the operations of any other tenant in the Building.

(iii)
Tenant shall have no obligation to pay Base Rent or Additional Rent on account of Operating Costs and Taxes in respect of the 21 Drydock Rooftop Area.

(iv)
Landlord shall have no obligation to provide any services to the 21 Drydock Rooftop Area.

(v)
Tenant shall have no right to make any changes, alterations, decorations or other improvements to the 21 Drydock Rooftop Area or the 21 Drydock Rooftop Equipment without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(vi)
Landlord shall provide Tenant with 24-hour access to the 21 Drydock Rooftop Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the 21 Drydock Rooftop Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the 21 Drydock Rooftop Area unless the same is infeasible because of an emergency. Each notice for access shall be in the form of a work order referencing the Lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other 21 Drydock Rooftop Equipment to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five

(5) days after access to the 21 Drydock Rooftop Area.

(vii)
At the expiration or earlier termination of the Second Amendment Lease Term, Tenant shall remove all 21 Drydock Rooftop Equipment from the 21 Drydock Rooftop Area, unless Landlord notifies Tenant prior to the expiration or earlier termination of the Lease Term that all or any portion of the 21 Drydock Rooftop Equipment shall remain in the 21 Drydock Rooftop Area, whereupon such 21 Drydock Rooftop Equipment shall be surrendered to Landlord and shall become the property of Landlord.

(viii)
Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any 21 Drydock Rooftop Equipment.

(ix)
Tenant shall have no right to sublet the 21 Drydock Rooftop Area, except in connection with a sublease permitted hereunder or otherwise approved by Landlord in accordance with the terms hereof.

(x)
No person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Project) shall have the right to benefit from the services provided by the 21 Drydock Rooftop Equipment other than Tenant, a Permitted Transferee, a Related Entity, an Operating Company, or any other subtenant to which Landlord grants consent in accordance with the terms and conditions of Section 4.7 of the Lease, but subject to Section 6(b)(ix) above.

(xi)
In the event that Landlord performs repairs to or replacement of the roof which require the removal or relocation of the 21 Drydock Rooftop Equipment, Tenant shall, to the extent reasonably required, at Landlord’s cost, remove or relocate the 21 Drydock Rooftop Equipment as required to enable Landlord to make such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the 21 Drydock Rooftop Equipment in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the 21 Drydock Rooftop Equipment.

(xii)
Any services required by Tenant in connection with Tenant’s use of the 21 Drydock Rooftop Area or the 21 Drydock Rooftop Equipment shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval.

(xiii)
To the maximum extent permitted by law, all 21 Drydock Rooftop Equipment in the 21 Drydock Rooftop Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any 21 Drydock Rooftop Equipment are damaged for any reason, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

(xiv)
Tenant shall take the 21 Drydock Rooftop Area “as-is”, in the condition in which the 21 Drydock Rooftop Area is in as of the 21 Drydock Rooftop Area Commencement Date.

(xv)
Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the 21 Drydock Rooftop Area and the 21 Drydock Rooftop Equipment.

(xvi)
Landlord shall have the right, upon one hundred twenty (120) days’ notice to Tenant, to require Tenant to relocate the 21 Drydock Rooftop Area to comparably functional space on another area (“Relocation Rooftop Area”) on the roof of the Building suitable for the use of the 21 Drydock Rooftop Equipment. In such event, Tenant shall, at Landlord’s cost and expense, on or before the one hundred twentieth (120th) day after Landlord gives such notice, relocate all of its 21 Drydock Rooftop Equipment from the 21 Drydock Rooftop Area to the Relocation Rooftop Area.

(xvii)
In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate 21 Drydock Rooftop Equipment in any portion of the 21 Drydock Rooftop Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed, of Tenant’s plans and specifications for the placement and installation of the 21 Drydock Rooftop Equipment in the 21 Drydock Rooftop Area, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the 21 Drydock Rooftop Equipment. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the 21 Drydock Rooftop Equipment (i) may subject other licensees, tenants or occupants of the Project, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the 21 Drydock Rooftop Equipment, if any, (iii) does not materially diminish (in Landlord’s reasonable judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the 21 Drydock Rooftop Equipment.

(xviii)
In addition to the indemnification provisions set forth in the Lease which shall be applicable to the 21 Drydock Rooftop Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend and hold Landlord and its agents, contractors and employees harmless from and against any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation or other entity arising from Tenant’s use of the 21 Drydock Rooftop Equipment and/or the 21 Drydock Rooftop Area not caused by the negligence or willful misconduct of Landlord and its agents, contractors and employees.

(xix)
Landlord shall have the right to designate or identify the 21 Drydock Rooftop Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such 21 Drydock Rooftop Equipment.

7.
Connectivity Between the Building and the BDC. If Tenant leases the premises (the “BDC Premises”) that are immediately adjacent to the Second Amendment Premises on the seventh (7th) floor of the building commonly known as The Boston Design Center, located at 17 and 19 Drydock Avenue in Boston, Massachusetts (the “BDC”), then, subject to the terms and conditions of this Section 7, during the Second Amendment Lease Term, Tenant shall be permitted to connect the Second Amendment Premises to the BDC Premises within the two (2) locations (between columns A and B and E and F) depicted on the plan attached hereto as Exhibit E. Said connections shall be subject to the third party approvals required for the same as set forth below and approval by Landlord of construction drawings for such connections, such approval not to be unreasonably withheld, conditioned or delayed. Landlord and Tenant hereby recognize and agree that such connections from the Second Amendment Premises to the BDC Premises will require the consent of the Prime Lessor (as the ground lessor for the ground lease governing the BDC), and, if the BDC is not controlled by or under common control with the ground lessee of the Building, the ground lessee of the BDC (the “BDC Landlord”) (which ground lessee, as of the Effective Date, is IDB 17-19 Drydock Limited Partnership), as the tenant under such ground lease and Tenant’s landlord for the BDC Premises. Landlord shall use reasonable and diligent good faith efforts to obtain the consent of Prime Lessor and BDC Landlord, and all such required approvals, including, without limitation, all necessary permits, approvals, variances and permissions from the City of Boston or any other applicable Governmental Authorities with respect to the same, in each case at the sole cost and expense of Tenant; provided however, (i) Landlord shall pursue the variances required for the two (2) connections concurrently, and shall not be obligated to pursue additional variances or pursue said variances at different times, and (ii) failure to receive any of the same shall in no way impair or derogate from the validity or effectiveness of the Lease or this Lease Amendment. Tenant, at its sole cost and expense shall be responsible for the preparation of all plans for such connections. In the event that such connections are approved, Landlord or BDC Landlord shall perform all of the required work at Tenant’s sole cost and expense in accordance with the approved plans and in a good and workmanlike manner promptly after receipt of all required permits and approvals, and using reasonable diligence to complete the same. Tenant shall be responsible for all costs of (i) construction, maintenance and repair of the same; and (ii) the removal and restoration of the connection(s) on or before the earlier of to occur of the expiration or earlier termination of the Second Amendment Lease Term and the expiration or earlier termination of the lease of the BDC Premises, which restoration shall be subject to the requirements and approval of the Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord and BDC Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord and BDC Landlord in connection with this Section 7 within thirty (30) days following Landlord’s or BDC Landlord’s invoice therefor.

8.
Existing Premises; As-Is Condition.

a.
Tenant acknowledges that the Existing Premises have been under its control, subject to and in accordance with the terms and conditions of the Existing Lease. Tenant has had a full and complete opportunity to review and inspect all aspects of the Existing Premises and the condition thereof. Tenant shall lease the Existing Premises “as-is”, “where is”, and in all respects in the condition in which the Existing Premises are in as of the Effective Date, without any obligation on the part of Landlord to prepare or construct the Existing Premises for Tenant’s occupancy, to provide any allowances or inducements, or to construct any additional work or improvements therein or in the Building (excepting only the Landlord’s Second Amendment Work), and without any representation or warranty (express or implied) on the part of Landlord as to the condition of the Existing Premises.

b.
Landlord and Tenant acknowledge and agree that as part of Landlord’s performance of the Landlord’s Second Amendment Work, Landlord will require access to the Existing Premises. Tenant shall cooperate with Landlord in connection with Landlord’s performance of the Landlord’s Second Amendment Work, including, without limitation, providing Landlord with access to the Existing Premises as reasonably necessary for the purposes of performing any such work. Tenant, at Tenant’s sole cost and expense and promptly upon Landlord’s request, shall move (and, to the extent reasonably necessary, store offsite) all fixtures, furniture, equipment and personal property located within the Existing Premises to allow Landlord to perform the Landlord’s Second Amendment Work, and Tenant’s failure to promptly perform such obligation shall be considered a Tenant Delay. Tenant acknowledges that the Landlord’s Second Amendment Work will be ongoing during Tenant’s occupancy of the Existing Premises, and there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Landlord’s Second Amendment Work or the storage of any materials in connection therewith. Any delay in the completion of Landlord’s Second Amendment Work or inconvenience suffered by Tenant during the performance of Landlord’s Second Amendment Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease. Landlord shall use reasonable efforts to minimize interference with

Tenant’s use and occupancy of the Existing Premises during the performance of Landlord’s Second Amendment Work.

9.
Construction Management Fee; Specialty Alterations. The following shall be added to Section 4.2 of the Existing Lease as new Subsections “F”, “G” and “H”:

F.
For all alterations performed by Tenant, including, without limitation, Tenant’s Second Amendment Work, Tenant shall pay to Landlord a construction management fee for Landlord’s oversight of such work in an amount equal to one percent (1%) of the hard costs of such work, which construction management fee shall be paid pro rata as such costs are incurred by Tenant.

G.
For all alterations performed by Landlord on behalf of Tenant, excepting only the Landlord’s Second Amendment Work, Tenant shall pay to Landlord a construction management fee in an amount equal to three percent (3%) of the hard costs of such work, which construction management fee shall be paid pro rata as such costs are incurred by Landlord.

H.
Subject to the provisions of this Section 4.2, if Tenant makes any alterations that require unusual expense to readapt the Leased Premises to normal use as an office and research and development facility (“Specialty Alterations”), then Landlord may elect to require Tenant at the expiration or sooner termination of the Lease Term to remove such Specialty Alterations and repair any damage to the Leased Premises caused by such removal (which election shall be made at the time of Landlord’s approval of such alterations).

10.
Emergency Generator. Landlord shall provide a Building common emergency generator (“Generator”) for Tenant’s use to serve the Second Amendment Premises during the Second Amendment Lease Term, in common with others so entitled thereto from time to time, which Generator shall provide no less than five (5) Watts per rentable square foot to the laboratory portion of the Second Amendment Premises, which shall in no event be more than sixty percent (60%) of the rentable area of the Second Amendment Premises (provided that the aggregate electrical demand of all equipment connected by Tenant to the Generator at any time shall not exceed five (5) Watts per rentable square foot of the laboratory portion of the Second Amendment Premises, which shall in no event be more than sixty percent (60%) of the rentable area of the Second Amendment Premises). The Generator has been or will be installed at Landlord’s cost as part of the Landlord’s Second Amendment Work. Tenant shall be responsible, at Tenant’s sole cost and expense, for all work required to connect the Second Amendment Premises to, and distribute power from, the Generator. Landlord shall be responsible for obtaining all governmental permits, licenses, and authorizations necessary for the operation of the Generator. Tenant shall comply with all reasonable rules and regulations promulgated by Landlord with respect to its connection to, and use of, the Generator. Landlord may, at its sole costs and expense, relocate the Generator within the Project provided the same does not materially adversely affect Tenant’s ability to utilize the Generator without material interruption. Tenant shall pay, as Additional Rent, Tenant’s Generator Share (as hereinafter defined) of the costs to operate, maintain, and repair the Generator pursuant to the foregoing. “Tenant’s Generator Share” shall mean a ratio, the numerator of which is the aggregate rentable area of the Second Amendment Premises and the denominator of which is equal to: (i) if the rentable area of all of the premises in the Building designed for laboratory uses or in which laboratory uses are permitted is 150,000 rentable square feet or less, then 150,000 rentable square feet, and (ii) if the rentable area of all of the premises in the Building designed for laboratory uses or in which laboratory uses are permitted exceeds 150,000 rentable square feet, then the actual rentable area of all of the premises in the Building designed for laboratory uses or in which laboratory uses are permitted, from time to time.

11.
Shared PH Neutralization System. (a) Subject to the terms and conditions of this Section 11, the portion of the Existing Premises located at 23 Drydock Avenue and the Second Amendment Premises (collectively, the “PH Connected Premises”) shall include Tenant’s Laboratory Share of the Building common PH neutralization systems, which are or will be located upon the Substantial Completion of Landlord’s Second Amendment Work within 23 Drydock Avenue and 21 Drydock Avenue, respectively. Landlord has or will obtain and will maintain throughout the Lease Term and Second Amendment Lease Term, as applicable, a wastewater treatment operator permit (a “MWRA Permit”) from the Massachusetts Water Resources Authority (“MWRA”) for the operation of the PH neutralization systems. Tenant shall be authorized to use the PH neutralization systems solely for the connection of the PH Connected Premises, and at all times subject to and in accordance with such MWRA Permit. The type, size, location, and manner of all connections and discharges by Tenant to the PH neutralization systems, if any, shall be subject to the prior approval of Landlord in each instance prior to connecting to the PH neutralization system, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s rights under this Section 11 shall be subject to all of the terms and conditions of the Lease, as well as the following additional conditions and requirements:

(1)
Tenant’s use of the PH neutralization systems shall be at Tenant’s sole risk to the extent permitted pursuant to applicable Requirements (Landlord making no representation or warranty regarding the sufficiency of the PH neutralization systems for Tenant’s use);

(2)
Tenant’s use of the PH neutralization systems shall be undertaken by Tenant in compliance with all applicable Requirements, and Tenant shall obtain any and all permits required in connection with such use by Tenant (excepting only the MWRA Permit);

(3)
Tenant shall be responsible for connecting to the central distribution point for the PH neutralization systems in locations reasonably approved by Landlord;

(4)
Tenant shall pay, as Additional Rent, Tenant’s Laboratory Share of the costs to operate, maintain, and repair the PH neutralization systems;

(5)
The use of the PH neutralization systems shall be subject to the Building Rules; and;

(6)
Landlord has made no warranties, whether express or implied, with respect to the PH neutralization systems, and Tenant disclaims any and all such warranties; provided however, the PH neutralization systems have been or will be installed by Landlord in a good and workmanlike condition and will be maintained by Landlord in good order, condition and repair.

Tenant shall not introduce any substances or materials into the PH neutralization systems, if any,

(x) which are in violation of the terms of the MWRA Permit, (y) which are in violation of applicable Requirements, or (z) which would interfere with the proper functioning of the PH neutralization systems. As used herein, “Tenant’s Laboratory Share” shall mean a ratio, the numerator of which is the aggregate rentable area of the PH Connected Premises (as increased pursuant to Section 5 above) and the denominator of which is equal to: (i) if the rentable area of all of the premises in the Building designed for laboratory uses or in which laboratory uses are permitted is 150,000 rentable square feet or less, then 150,000 rentable square feet, and (ii) if the rentable area of all of the premises in the Building designed for laboratory uses or in which laboratory uses are permitted exceeds 150,000 rentable square feet, then the actual rentable area of all of the premises in the Building designed for laboratory uses or in which laboratory uses are permitted, from time to time.

(b) Effective as of the date (the “PH Premises Surrender Date”) which is thirty (30) days after Landlord has made the PH neutralization systems located within both 23 Drydock Avenue and 21 Drydock Avenue available for Tenant to connect to the PH Connected Premises in accordance with Section 11(a) above, the Lease Term solely with respect to the PH Premises shall end and expire, and all of Tenant’s right, title and interest in and to the PH Premises shall terminate and be extinguished, with the same force and effect as if such PH Premises Surrender Date was the expiration date of the Term of the Lease with respect to the PH Premises. Landlord anticipates that the PH Premises Surrender Date will occur on or about February 28, 2023. From and after the PH Premises Surrender Date, Tenant shall have no further obligation to pay Base Rent or Tenant’s Proportionate Share of Operating Costs with respect to the PH Premises. The Lease is and shall remain in full force and effect for and with respect to the remaining Premises for the remaining balance of the Lease Term, in accordance with and subject to the terms and conditions thereof. By not later than the PH Premises Surrender Date, Tenant shall yield-up and surrender the PH Premises in the condition in which the Premises are required to be surrendered pursuant to Section 5.4 of the Lease at the expiration of the Lease Term. If Tenant fails to yield-up and surrender the PH Premises by the PH Premises Surrender Date, then, notwithstanding the occurrence of the PH Premises Surrender Date, Tenant shall be liable for holdover charges with respect thereto at the rate set forth in Section 7.22 of the Lease, prorated on a per diem basis for the Surrender Space, and otherwise in accordance with Section 7.22 of the Lease. Effective as of the date (the “PH Premises Vacate Date”) on which Tenant actually yields-up and surrenders the PH Premises in accordance with the foregoing provisions, Landlord and Tenant shall be released from any and all obligations and liabilities under the Lease relating to the PH Premises which first accrue after the PH Premises Vacate Date. Nothing contained herein shall constitute a waiver, limitation, amendment, or modification of any of the following: (i) the liabilities and obligations of Landlord and Tenant relating to the PH Premises which accrue prior to the PH Premises Vacate Date; (ii) the indemnifications under the Lease relating to the PH Premises with respect to claims, liabilities, and obligations which accrue prior to the PH Premises Vacate Date (whether or not such claims, liabilities or obligations are asserted or claimed prior to the PH Premises Vacate Date); (iii) the obligations and liabilities of Landlord and Tenant under the Lease with respect to the PH Premises which expressly survive the termination of the Lease Term; or (iv) the obligations and liabilities of both Landlord and Tenant relating to the remainder of the Premises.

12.
Transfers; Operating Companies. The following shall be added to Section 4.7 of the Existing Lease as a new Subsection “F”:

F. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, upon ten (10) Business Day’s prior notice to Landlord (except if prohibited by law, in which case, notice shall be provided by not later than five (5) Business Days after the date on which such notice is not prohibited by law), but without having to obtain Landlord’s consent, to permit Operating Companies (as hereinafter defined) to sublet space within the Leased Premises, provided that (i) any alterations, improvements or additions to the Premises shall be subject to the terms and conditions of Section 4.2 above; (ii) the Operating Companies shall occupy space in the Leased Premises for the Permitted Use and for no other purpose; and (iii) if requested by Landlord, Tenant shall notify Landlord, in writing, of the identity and estimated number of any employees of such Operating Companies prior to occupancy of the Leased Premises by such Operating Companies (and thereafter upon Landlord’s request), (iv) no such “space sharing” arrangement shall be effected for the purpose of qualifying as a transaction which does not require Landlord’s consent (i.e. and thereby avoiding the operation of the provisions of this Section 4.7), (v) each Operating Company shall not occupy an area in excess of 22,000 rentable square feet in the aggregate within the Premises, and (vi) the Operating Companies, together with any assignees of the Lease and/or sublessees of the Premises shall not occupy, in the aggregate, an area under the Lease that exceeds 38,000 rentable square feet. If Tenant or any Operating Company fails to comply with or satisfy the provisions of clauses (i) through

(vi) above, then the provisions of this Section 4.7(F) shall be inapplicable with respect to the sublet to such Operating Company, and such sublet shall require Landlord’s consent pursuant to Section 4.7(A) above and shall be subject to the provisions of Section 4.7(B) above. If any Operating Companies occupy any portion of the Leased Premises as described herein, (i) each sublet to an Operating Company shall be subject and subordinate to the provisions of the Lease, (ii) the Operating Companies shall comply with all provisions of the Lease, and a default by any Operating Company shall be deemed a default by Tenant under the Lease; (iii) all notices required to be provided by Landlord under the Lease shall be required to be sent only to Tenant in accordance with the terms of the Lease and in no event shall Landlord be required to send any notices to any Operating Companies;

(iv) in no event shall any use or occupancy of any portion of the Leased Premises by any Operating Company release or relieve Tenant from any of its obligations under the Lease;

(v) the Operating Companies shall be deemed to be contractors of Tenant for purposes of Tenant’s indemnification obligations set forth in the Lease; and (vi) in no event shall the occupancy of any portion of the Leased Premises by Operating Companies be deemed to create a landlord/tenant relationship between Landlord and such Operating Companies, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Leased Premises by the Operating Companies. The term “Operating Company” shall mean a business entity with which Tenant or any of its Related Entities has an independent ongoing business relationship in connection with any Permitted Use of the Leased Premises, and may include, without limitation, entities in which Tenant or its Related Entities have invested and with which Tenant has an independent ongoing business relationship in connection with any Permitted Use of the Leased Premises. If Landlord’s consent is required to permit an Operating

Company to sublet space within the Leased Premises pursuant to this Section 4.7(F) and the Operating Companies, together with any assignees of the Lease and/or sublessees of the Premises do not occupy, in the aggregate, an area under the Lease that exceeds 38,000 rentable square feet, then Landlord shall not withhold its consent to such sublease solely on the basis of having competing space in the Project.

13.
Security Deposit; Guaranty.

a.
The parties hereby acknowledge that Landlord is currently holding a Letter of Credit in the amount of $1,400,000.00 (the “Existing Security Deposit”) to secure the payment and performance of Tenant’s obligations under the Lease. Concurrent with Tenant’s execution and delivery of this Amendment, Tenant shall deliver to Landlord an additional Security Deposit in the amount of One Million Eighty-One Thousand One Hundred Seventy-Eight and 00/100 Dollars ($1,081,178.00) (the “Additional Security Deposit”). Such Additional Security Deposit may be effected by Tenant providing Landlord with (i) an additional Letter of Credit in the amount of the Additional Security Deposit, subject to and in accordance with the terms and conditions of Section

6.5 of the Original Lease, as amended by Section 11 of the First Amendment, and in form reasonably acceptable to Landlord, (ii) a substitute Letter of Credit in an amount equal to the sum of the amounts of the Existing Security Deposit and the Additional Security Deposit, which Landlord shall exchange for the Letter of Credit which Landlord is then holding promptly following Landlord’s receipt of such substitute Letter of Credit, subject to and in accordance with the terms and conditions of Section 6.5 of the Original Lease, as amended by Section 11 of the First Amendment, and in form reasonably acceptable to Landlord, or (iii) an amendment to the existing Letter of Credit, reflecting the increase of the Additional Security Deposit amount, subject to and in accordance with the terms and conditions of Section 6.5 of the Original Lease, as amended by Section 11 of the First Amendment, and in form reasonably acceptable to Landlord. Said Additional Security Deposit shall be held by Landlord during the Second Amendment Lease Term in accordance with Section 6.5 of the Original Lease, as amended by Section 11 of the First Amendment and this Amendment; provided however, if there is no event of default under the Lease, then upon the expiration or earlier termination of the Second Amendment Lease Term, Landlord shall promptly return the Additional Security Deposit to Tenant.

b.
Concurrent with the execution of this Lease Amendment, Ginkgo Bioworks Holdings Inc., a Delaware corporation (“Guarantor”) has executed and delivered to Landlord the Guaranty (the “Guaranty”) in the form attached hereto as Exhibit H. The Guaranty shall remain in full force and effect throughout the Second Amendment Lease Term.

14.
Parking. In addition to Tenant’s parking with respect to the Existing Premises described in Section 9.2 of the Existing Lease, subject to the terms and conditions of this Section 14, for and with respect to the Second Amendment Premises during the Second Amendment Lease Term, Tenant shall have the right to (a) one (1) unreserved parking space per 5,000 rentable square feet of the Second Amendment Premises (i.e., eleven (11) unreserved parking spaces based on 55,205 rentable square feet of the Second Amendment Premises) (collectively, the “Second Amendment Unreserved Parking Spaces”) in the BMIP parking garage (“BMIP Garage”) located at 12 Drydock Avenue, and (b) three (3) additional reserved parking spaces located in the parking lot in front of the Building (the “Second Amendment Reserved Parking Spaces”, and

together with the Second Amendment Unreserved Parking Spaces, the “Second Amendment Parking Spaces”). Tenant shall pay, as Additional Rent, a monthly parking charge for the Second Amendment Parking Spaces, which charge is currently $450.00 per month, per space, which rate may be increased from time to time. The Second Amendment Parking Spaces shall be used only for parking duly registered and operating private passenger motor vehicles owned and operated by Tenant or its employees and for visitor parking. Neither the Landlord nor any operator shall be liable for any loss, injury or damage to persons using the Second Amendment Parking Spaces or automobiles or other property therein, and, to the fullest extent permitted by law, the use of the Second Amendment Parking Spaces shall be at the sole risk of Tenant and its employees. Visitor parking is available in the BMIP Garage, on a first come, first serve basis for parking for all tenants in the Marine Industrial Park, at hourly parking rates, but, except as expressly set forth herein, Tenant has no particular rights in such garage except for the rights of the general public to park in such garage and the right to utilize any spaces in the BMIP garage that are available to Landlord under the Prime Lease on a first-come, first serve basis. On or before the expiration or earlier termination of the Second Amendment Lease Term, Tenant shall surrender and yield up to Landlord the Second Amendment Parking Spaces.

15.
Renewal Option.

a.
Tenant shall have the right to renew the Second Amendment Lease Term for all of the Second Amendment Premises for one renewal term of five (5) years (the “Second Amendment Renewal Term”) commencing on the day after the expiration of the initial Second Amendment Lease Term (the “Second Amendment Renewal Term Commencement Date”) and ending on the day preceding the fifth (5th) anniversary of the Second Amendment Renewal Term Commencement Date, unless the Second Amendment Renewal Term shall sooner terminate pursuant to any of the terms of the Lease or otherwise. The Second Amendment Renewal Term shall commence only if (a) Tenant notifies Landlord (the “Exercise Notice”) of Tenant’s exercise of such renewal right not later than fifteen (15) months prior to the Second Amendment Expiration Date, (b) at the time of the exercise of such right and immediately prior to the Second Amendment Renewal Term Commencement Date, no default shall have occurred and be continuing hereunder beyond any applicable notice and cure period, and (c) Tenant, any Operating Companies (except to the extent that Operating Companies, together with any assignees of the Lease and/or sublessees of the Premises occupy, in the aggregate, an area under the Lease that exceeds 38,000 rentable square feet) and any Permitted Transferees, occupy for their own use, in the aggregate, not less than seventy-five percent (75%) of the Second Amendment Premises at the time the Exercise Notice is given. Time is of the essence with respect to the giving of the Exercise Notice. The Second Amendment Renewal Term shall be upon all of the agreements, terms, covenants and conditions of the Lease, except that (w) the Base Rent shall be the Fair Market Value (as defined below), and (x) Tenant shall have no further right to renew the Second Amendment Lease Term. Any termination, cancellation or surrender of the entire interest of Tenant under the Lease, or the interest of Tenant in the Second Amendment Premises, at any time during the Second Amendment Lease Term shall terminate the foregoing right of renewal of Tenant hereunder.

b.
Renewal Term Rent. The annual Base Rent payable during the Second Amendment Renewal Term shall be equal to 100% of the annual Fair Market Value (as hereinafter defined) of the Second Amendment Leased Premises as of commencement of the Second Amendment

Renewal Term (the “Calculation Date”). “Fair Market Value” shall mean the fair market annual rental value of the Second Amendment Leased Premises as of the Calculation Date for a term equal to the Second Amendment Renewal Term, based on comparable space in the Project, or on comparable space in comparable buildings located in the Seaport District of Boston, Massachusetts, including all of Landlord’s services provided for in the Lease, and with the Second Amendment Leased Premises considered as vacant, and in “as is” condition existing on the Second Amendment Renewal Term Commencement Date. The calculation of Fair Market Value shall also be adjusted to take into account all relevant factors including, without limitation, the Permitted Use, free rent, tenant improvement allowances and fees then being paid for comparable space in the Project, or on comparable space in comparable buildings located in the Seaport District of Boston, Massachusetts. Landlord shall advise Tenant (the “Rent Notice”) of Landlord’s determination of Fair Market Value twelve (12) months prior to the Second Amendment Renewal Term Commencement Date. If Tenant disputes Landlord’s determination of Fair Market Value, then Tenant shall either withdraw its exercise of its right to renew the Second Amendment Term of the Lease by notice to Landlord, in which event Tenant’s right to renew shall be irrevocably be extinguished, or give notice (a “Dispute Notice”) to Landlord of such dispute within thirty (30) days after delivery of the Rent Notice, and such dispute shall be resolved by arbitration as provided below. Time is of the essence of the giving of said Rent Notice and Dispute Notice. Failure on the part of Tenant to timely submit a Dispute Notice shall constitute a waiver of the right of Tenant to dispute the Fair Rental Value determined by Landlord, and in such event the Base Rent for the Second Amendment Renewal Term shall be as set forth in the Rent Notice. If the Base Rent payable during the Second Amendment Renewal Term is not determined prior to the Second Amendment Renewal Term Commencement Date, then Tenant shall pay Base Rent in an amount equal to the Fair Market Value for the Second Amendment Premises as determined by Landlord (the “Interim Rent”). Upon final determination of the Base Rent for the Second Amendment Renewal Term, Tenant shall commence paying such Base Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Base Rent or, if the Base Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Base Rent in an amount equal to the difference between each installment of Interim Rent and the Base Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

c.
Arbitration. If Tenant timely disputes Landlord’s determination of Fair Market Value pursuant to provisions above, then such dispute shall be determined by arbitration in accordance with the then prevailing expedited procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the expedited procedures shall be modified as follows:

(i)
In its Dispute Notice Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a commercial real estate broker or an appraiser with the M.A.I. designation from the American Institute of Real Estate Advisors, with at least 10 years full-time commercial real estate appraisal or brokerage experience who is familiar with the Fair Market Value of first-class commercial flex and R&D space in the Seaport District in Boston, Massachusetts. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Base Rent shall be as set forth in the Rent Notice. Within ten (10) Business Days after receipt of the Dispute Notice, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) Business Day period, and such failure continues for three (3) Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Second Amendment Leased Premises.

(ii)
If two arbitrators are chosen, the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the Boston Office of the American Arbitration Association. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii)
Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to the Lease evidencing the extension of the Second Amendment Term for the Second Amendment Renewal Term and confirming the Base Rent for the Second Amendment Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(iv)
In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

16.
Hazardous Materials. The following is hereby inserted as a new Section 4.17 of the Lease:

Section 4.17 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Material” in, on or about the Leased Premises, Building, and the Project:

A.
Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), including, but not limited to, the use of animals or laboratory specimens, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined below), whether within or outside the Leased Premises or within the Building or Project. Notwithstanding the foregoing, nothing contained in the Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of the Lease, or (ii) which existed within the Leased Premises, the Building or Project prior to the date Tenant takes possession of, or enters, the Leased Premises, or (iii) which is introduced by Landlord or another tenant or occupant to the Building or Project (or any licensee or invitee of any of the foregoing), provided, however, that if any such environmental condition was exacerbated by Tenant (or Tenant’s contractors, subcontractors, agents, subtenants, assigns, etc.), the cost (and any delays resulting therefrom) of the liability therefor and any such removal or remediation shall be equitably borne by Landlord and Tenant based upon the degree to which Tenant’s (or such other Tenant parties’) actions have materially increased the cost of such removal or remediation. Tenant shall comply with all applicable Requirements (including applicable zoning and building code requirements and Landlord’s reasonable quantity limitations to provide for multiple tenant use and compliance applicable to the Building area and/or the so-called “control areas” therein; provided, however, that Tenant shall only be permitted to use the “control areas” located within the Leased Premises and in such areas Tenant shall not use more than the allocated proportionate share of permitted storage of Hazardous Materials for the floor on which the Leased Premises are located) pertaining to the transportation, storage, use or disposal of such Hazardous Materials brought upon, kept or used in or about the Leased Premises or otherwise in, on or at the Building or Project by Tenant, its

agents, employees, contractors or invitees. Tenant is required to adhere to and comply with the allowable quantities of Hazardous Materials that are allocated to Tenant by the Landlord’s flammable matrix, from time to time. Without limitation of the foregoing, Tenant shall have exclusive use of one (1) “control area” located within the Second Amendment Premises on the seventh (7th) floor of the Building and two “control areas” located within the Second Amendment Premises on the eighth (8th) floor of the Building. Before bringing Hazardous Materials into the Building or Project, Tenant shall submit to Landlord a list of Tenant’s Hazardous Materials for Landlord’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Hazardous Materials and quantities set forth in such list shall not exceed the limitations and quantities set forth on Exhibit H attached hereto. In the event Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material following Landlord’s approval of such list, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the Hazardous Materials and quantities set forth in such updated list shall not exceed the limitations and quantities set forth on Exhibit H attached hereto.

B.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises or otherwise in, on or at the Building or Project by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are permitted by and in accordance with the Lease (including, without limitation, pursuant to Section 4.17(A), above), and, provided that all such permitted materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with good scientific and medical practice. Within ten (10) Business Days following Landlord’s written request (which shall not be made more than once in any six (6) month period unless Tenant is in default under the Lease (after any applicable notice and cure period)), Tenant shall provide Landlord with any information requested by Landlord concerning the existence, use, generation, or disposal of all Hazardous Materials, including quantities used and such other information as Landlord may reasonably request, used by Tenant in at the Leased Premises or otherwise in, at or under the Building or Project, including, but not limited to, the following information: (a) all relevant information relating to such materials (e.g., a list of each type of Hazardous Materials used, stored, generated or disposed of by Tenant at the Leased Premises and a description of how Tenant disposes of said Hazardous Materials, a copy of its most current materials list and applicable quantities thereof, applicable material safety data sheets (MSDS) and safety data sheets (SDS) and transportation and removal manifests, to the extent such manifests are required by applicable law or Tenant actually keeps such manifests as part of its standard business practices), and (b) copies of any licenses or permits obtained by Tenant in order to use, generate or dispose of Hazardous Materials, including any MWRA permits and approvals. Tenant shall also as soon as practicable provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Leased Premises, concerning the presence, release, exposure or disposal of any Hazardous Materials in violation of Environmental Laws in or about the Leased Premises, the Building, or the Project. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable

Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Leased Premises, the Building of which the Leased Premises is a part or the Project until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

C.
As used in the Lease, the term “Hazardous Material” means any hazardous or toxic substances, hazardous waste, environmental, biological, chemical, radioactive substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, or that would trigger any employee or community “right-to-know” requirements adopted by any federal, state or local governing or regulatory body or which is or otherwise becomes regulated by any Environmental Law, including but not limited to the Massachusetts “Right to Know” Law, Chapter 111F of the General Laws of Massachusetts, specifically including live organisms, viruses and fungi, Medical Waste (as defined below), and so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as “hazardous substance” or “oil” under Chapter 21E of the General Laws of Massachusetts, or (v) a so-called “biohazard” or Medical Waste, or is contaminated with blood or other bodily fluids; and “Environmental Laws” include, without limitation, the laws listed in the preceding clauses (i) through (iv). The term “Medical Waste” shall mean the types of waste described in any federal, state or local laws, rules and regulations and any similar type of waste. Tenant shall not cause or permit any Medical Waste to be brought, kept or used in or about the Leased Premises, the Building, or the Project by Tenant, its employees, agents, contractors or invitees except in strict compliance with all applicable Environmental Laws and with good scientific and medical practice. Tenant shall comply with all applicable and appropriate laboratory biosafety level criteria, requirements and recommendations including specific “BSL” limitations, standards, practices, safety equipment and facility requirements for the applicable BSL level pursuant to the Center for Disease Control and otherwise consistent with good scientific and medical practice (and in no event shall Tenant’s use or occupancy involve activities that would qualify or be characterized or categorized as BSL 3 or BSL 4. Information can be found at: https://www.cdc.gov/biosafety/publications/bmbl5/bmbl5_sect_iv.pdf.

D.
Any increase in the premium for necessary insurance on the Leased Premises, the Building or Project which arises directly from Tenant’s use and/or storage of these Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any federal, state or local government agency with jurisdiction.

E.
Prior to the expiration of each of the Lease Term and Second Amendment Lease Term (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, pH neutralization system, and plumbing in and/or exclusively serving the applicable portion of the Leased Premises, and all exhaust or other ductwork in and/or exclusively serving the applicable portion of the Leased Premises, in each case which has carried or released or been exposed to any Hazardous Material, and shall otherwise clean the applicable portion of the Leased Premises (to the point of ceiling penetration) so as to permit the report hereinafter called for by this Section 4.17 to be issued. Prior to the expiration of each of the Lease Term and Second Amendment Lease Term (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (the “Decommissioning Report”) addressed to Landlord and Landlord’s designees (and, at Tenant’s election, Tenant and Tenant’s designees) by a reputable licensed environmental engineer or certified industrial hygienist that, in either case, is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which Decommissioning Report shall be based on the environmental engineer’s or industrial hygienist’s inspection of the applicable portion of the Leased Premises and shall show: that the Hazardous Materials, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the applicable portion of the Leased Premises (including but not limited to floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in and/or exclusively serving the applicable portion of the Leased Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials; and that the applicable portion of the Leased Premises may be reoccupied for office, research or laboratory use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory requirements or giving notice in connection with Environmental Substances. Further, for purposes of this Section 4.17: “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The Decommissioning Report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results. In addition, to the extent Tenant (or any party taking by or through Tenant) used, stored, generated or disposed of any radioactive or radiological substances on or about the Leased Premises, such decommissioning shall also be conducted in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, and cause the Leased Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Leased Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that such portion contains Hazardous Materials or is otherwise in violation of any Environmental Law. If Tenant fails to perform its obligations under this Section 4.17, without limiting any other right or remedy, Landlord may, on not less than five (5) Business Days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses reasonably incurred together with an administrative charge of 5% of the cost thereof. Tenant’s obligations under this Section 4.17 shall survive the expiration or earlier termination of the Lease. All amounts owed to Landlord under this Section 4.17 shall be payable as Additional Rent, and if not paid on or before the date when due shall incur interest at the rate set forth in Section 7.5 below, until paid in full.

F.
Prior to the expiration of each of the Lease Term and Second Amendment Lease Term (or within thirty (30) days after any earlier termination), Tenant shall provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the applicable portion of the Leased Premises from and after the date that Tenant first took occupancy of the applicable portion of the Leased Premises remain in the applicable portion of the Leased Premises.

G.
Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority). If Landlord determines that this representation and warranty was not true as of the date of the Lease, Landlord shall have the right to terminate the Lease in Landlord’s sole and absolute discretion.

H.
Landlord shall have the right to conduct an annual test of the Leased Premises to determine whether any contamination of the Leased Premises, the Building or the Project has occurred as a result of Tenant’s use (or more frequently if Landlord has a reasonable basis to suspect that a violation of this Section 4.17 may have occurred). Tenant shall be required to pay the cost of such annual test of the Leased Premises if there is violation of this Section 4.17 or if contamination for which Tenant is responsible under this Section 4.17 is identified; provided, however, that if Tenant conducts its own tests of the Leased Premises using third party contractors and test procedures reasonably acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of seeking payment from Tenant for any corresponding annual test conducted by Landlord.

I.
Tenant hereby covenants and agrees to indemnify, defend and hold Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) harmless from any and all liabilities, losses, costs, damages, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorney’s fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Materials or Medical Waste), insurance policy deductibles and other expenses (collectively “Losses”) arising out of or related to an Indemnified Matter. For purposes of this Section 4.17(I), an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or damages if the liability or damages arise out of or involve, directly or indirectly, (i) the presence of any Hazardous Material or Medical Waste on or about the Leased Premises (or the Building), the presence of which is caused or permitted by Tenant or its employees, agents, contractors or invitees during the Lease Term (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”), (ii) the Tenant Parties’ use or occupancy of the Leased Premises, the Building or the Project relating to Hazardous Materials the presence of which is caused or permitted by Tenant or any Tenant Parties, (iii) Tenant’s failure to perform any of its obligations under this Section 4.17 or any other provision relating to Hazardous Materials, (iv) the existence, use or disposal of any Hazardous Substance or Medical Waste brought on to the Building by a Tenant Party, or (v) any other matters for which Tenant has agreed to indemnify Landlord or any Indemnified Party pursuant to any other provision of the Lease relating to Hazardous Materials. Tenant’s obligations hereunder shall include, but shall not be limited to compensating the Indemnified Parties for Losses arising out of Indemnified Matters within thirty (30) days after written demand from an Indemnified Party and providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within thirty (30) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. This indemnification of the Indemnified Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises based upon the circumstances identified herein. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in, on, at or under the Land caused or permitted by any Tenant Party results in any contamination of the Leased Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises to a condition which complies with all Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any materially adverse long-term or short- term effect on the Leased Premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. If Tenant is obligated to compensate an Indemnified Party for Losses arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon thirty (30) days’ advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant’s premises or to any other part of the Building or Project to be repaired and to compensate other tenants of thereof or other persons or entities for Losses arising out of an Indemnified Matter. The Indemnified

Parties need not first pay any Losses to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law.

J.
The provisions of this Section 4.17 shall survive the expiration or termination of the Lease unless specifically waived in writing by Landlord after said expiration or termination.

17.
Hazardous Materials List. Exhibit G attached to this Amendment is hereby inserted as a new Exhibit H to the Original Lease.

18.
Insurance. Section 5.3 of the Original Lease is hereby deleted and the following inserted in its place:

Section 5.3 Insurance.

A.
Landlord agrees to maintain in full force and effect throughout the Lease Term the insurance required by the Prime Lessor and any mortgagee holding a first mortgage on the Project or, in absence of any such mortgagee, as would be required by an institutional mortgagee holding a first mortgage on the Project. Landlord shall not be obligated to insure any of Tenant’s goods, Trade Fixtures, furniture or any other property placed in or incorporated in the Leased Premises.

B.
Tenant shall, at its sole cost and expense, procure, and maintain and comply with during the Lease Term (a) Commercial General Liability Insurance applicable to the Leased Premises and its appurtenances to provide contractual liability, personal injury liability, and property damage coverages, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate; (b) Property Insurance written on a Special Perils form, with coverage for broad form water damage including sprinkler leakage, at 100% replacement cost value covering all of Tenant’s business and Trade Fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Leased Premises and any Leasehold Improvements performed by or for the benefit of Tenant; whether paid by Tenant or Landlord; (c) Business Interruption Insurance for a period of twelve (12) months; (d) If alcohol or other distilled beverages are provided, or otherwise available in the Leased Premises, Tenant shall carry host liquor liability coverage in amounts reasonably required by Landlord; (e) Workers’ Compensation Insurance in amounts required by Law; and (f) Employers Liability Coverage of at least $1,000,000 (One Million Dollars) bodily injury for each accident, $1,000,000 (One Million Dollars) bodily injury by disease for each employee, and $1,000,000 (One Million Dollars) bodily injury disease aggregate; (g) Automobile Liability Insurance with a minimum combined single limit of liability of at least One Million Dollars ($1,000,000) including coverage for owned, non-owned and hired vehicles; and (h) Umbrella Insurance excess of all liability insurance listed above, except for workers compensation, with limits of not less than Five Million Dollars ($5,000,000) annual aggregate. In addition to the foregoing, Tenant shall procure and maintain during the Lease Term, from and after the date on which Tenant first brings Hazardous Materials onto the Property (excepting only, in connection with the performance of Tenant’s Work, Hazardous Materials customarily used in the ordinary course of construction) and for no fewer than three

(3) years thereafter, a stand-alone (covering pollution conditions on, at, under or migrating from the Project) pollution legal liability insurance policy covering Tenant’s operations for claims relating to clean-up, bodily injury, and property damage, with limits of not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate with a deductible of not more than $25,000, with respect to environmental contamination and pollution caused by Tenant. Such coverage shall have no exclusions for medical, special or biohazardous waste, mold, microbial matter, bacteria, viruses, or fungi particles expected to be handled and/or generated by Tenant in the course of Tenant’s operations and occupancy. Such policy shall include (i) full terrorism coverage, (ii) coverage for any above-ground storage tanks, where applicable, and (iii) coverage for radioactive materials if such materials are part of Tenant’s operations; and (iv) that this Lease and the indemnification requirements herein are included and scheduled as an insured contract on the pollution legal liability policy. Tenant’s Insurance shall be issued by a company that is licensed to do business in the Commonwealth of Massachusetts and have an A.M. Best rating of not less than A-VIII. All such policies of insurance shall name Landlord and parties designated in writing by Landlord as additional insureds with respect to the liability insurance coverage, and as loss payees, as their interests may appear, with respect to the property insurance and shall be primary and non-contributory with respect to any policies carried by Landlord or any additional insureds.

C.
All policies of insurance required to be maintained by Tenant shall provide that the Landlord shall be given at least thirty (30) days’ prior written notice of any cancellation or non- renewal of any such policy. A duly executed certificate of insurance with respect to each such policy will be deposited with Landlord by Tenant on or before the Commencement Date, and a duly executed certificate of insurance with respect to each subsequent policy shall be deposited with the Landlord at least fifteen (15) days prior to the expiration of the preceding such policy.

D.
Tenant shall not do or permit anything to be done in or about the Leased Premises nor bring nor keep nor permit anything to be brought to or kept therein, which will in any way increase the existing rate of or affect any fire or other insurance which Landlord carries upon any part of the Building or any of its contents, or cause the cancellation or invalidation of any such insurance. If the annual premium to be paid by Landlord with respect to any insurance obtained by Landlord covering any part of the Building or any of its contents shall exceed the standard rates because Tenant’s operations, contents of the Leased Premises or improvements with respect to the Leased Premises result in extra hazardous exposure, Tenant shall pay the excess amount of the premium upon demand by Landlord.

E.
All insurance carried by either Landlord or Tenant covering losses arising out of destruction or damage to the Leased Premises or its contents or to other portions of the Building, or to Tenant’s occupancy and operation of the Leased Premises shall provide for a waiver of rights of subrogation against Prime Lessor, Landlord and Tenant on the part of the insurance carrier, to the extent that the same is permitted under the laws and regulations governing the writing of insurance within the Commonwealth of Massachusetts. Anything in this Lease to the contrary notwithstanding and so long as the following does not invalidate any policy of insurance, Landlord and Tenant each hereby waive to the extent of insurance carried by either party any and all rights of recovery, claims, actions, or causes of action against the other, its agent, officers or employees, or any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, which is insured against or should have been insured against under the terms of any insurance policy required to be maintained pursuant to this Section. The waivers set forth in the immediately preceding sentence shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease, including without limitation Sections 5.5 and 5.6 of this Lease.

F.
Tenant shall have the right to satisfy its pollution legal liability insurance obligations under this Lease by means of self-insurance to the extent of all or part of the insurance required hereunder, but only so long as: (a) such self-insurance is permitted under all laws applicable to Tenant and/or the Building at the time in question; (b) such self-insurance is in compliance with any minimum insurance requirements imposed upon Landlord by Landlord's lender(s); (c) Tenant maintains a net worth (as shown by its financial statements audited in accordance with generally accepted accounting principles) of not less than Five Hundred Million Dollars ($500,000,000.00); (d) unless such information is already generally available to the public, Tenant shall, not less than annually, provide Landlord an audited financial statement, prepared by an independent certified public accountant in accordance with generally accepted accounting principles consistently applied, showing the required net worth; and (e) such self-insurance provides for loss reserves that are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e., charged against earnings) or otherwise funded. “Self-insure” shall mean that Tenant is itself acting as though it were the third-party insurer providing the insurance required under the provisions of this Lease, and Tenant shall pay any amounts due in lieu of insurance proceeds because of self-insurance, which amounts shall be treated as insurance proceeds for all purposes under this Lease. To the extent Tenant chooses to provide the pollution legal liability insurance required by this Lease by "self-insurance," then Tenant shall have all of the obligations and liabilities of an insurer, and the protection afforded Landlord, Landlord's lender, and the Building shall be the same as if provided by a third-party insurer under the coverages required under this Lease. Without limiting the generality of the foregoing, all amounts which Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of this Lease, and shall not limit Tenant's indemnification obligations pursuant to this Lease. In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from a third-party insurer, Tenant shall undertake the defense of any such claim, including a defense of Landlord, at Tenant's sole cost and expense, and use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure. In the event that Tenant elects to self-insure, prior to the implementation of such self-insurance, Tenant shall provide Landlord and Landlord's lender with certificates of self-insurance specifying the extent of self- insurance coverage. Tenant shall, within the period of time that proceeds of insurance would have been available from a standard third-party insurer (but no later than 30 days from valid proof of loss being provided for any portion of the damage or destruction), pay to Landlord the proceeds of any self-insurance coverage, and shall use its best efforts to cause the proceeds of any third party property insurance coverage to be provided to Landlord as soon as practicable, regardless of when the damage or destruction occurs in relation to the expiration or earlier termination date of this Lease. In no event shall Tenant have the right to self-insure any of the insurance coverages required under this Lease other than pollution legal liability insurance.

19.
Deleted Provisions; Inapplicable Provisions. Section 2 of the First Amendment (Expansion Premises) and Section 4 of the First Amendment (Building Remeasurement) are hereby deleted in their entirety and are null and void and of no further force or effect. The obligation of Landlord set forth in 2.1(B) of the Original Lease to provide Tenant with cooling capacity from the Building’s main condenser unit shall be inapplicable with respect to the Second Amendment Premises and the 21 Drydock Rooftop Equipment described in Section 6 of this Amendment.

20.
Notice Addresses. Notwithstanding any provision contained in the Existing Lease to the contrary, for all purposes under the Lease, all notices and other written communications to Landlord and Tenant shall be sent to the following addresses:

If to Landlord: c/o Related Fund Management 30 Hudson Yards

New York, NY 10001 Attn: Patrick Sweeney

Emails:

patrick.sweeney@related.com;

JKaminetsky@Related.com

– and –

c/o JAMESTOWN, L.P.

Ponce City Market

675 Ponce de Leon Avenue NE 7th Floor

Atlanta, Georgia 30308

Attention: General Counsel; Asset Manager, IDB Seaport

Email: legal@jamestownlp.com; danagriffin@jamestownlp.com

With copies to: IDB 17-19 Drydock Limited Partnership c/o Related Beal

177 Milk Street, 2nd Floor Boston, MA 02109

Emails: sfaber@relatedbeal.com; eorpik@relatedbeal.com

and

Goulston & Storrs PC 400 Atlantic Avenue

Boston, Massachusetts 02110-3333 Attention: Amy Moody McGrath, Esq. Email: amcgrath@goulstonstorrs.com

If to Tenant: c/o Ginkgo Bioworks, Inc., a Delaware corporation

27 Drydock Avenue, 8th Floor Boston, MA 02210

Attn: Jason Ng

Email: jasonng@ginkgobioworks.com

With a copy to: Gingko Bioworks, Inc.

27 Drydock Ave, 8th Floor Boston MA 02210

Attn: Barry Canton

Email: barry@ginkgobioworks.com

and

Melvin R. Shuman, Esq. 189 Eliot Street

Chestnut Hill, MA 02467 Email: ms@melshumanlaw.com

and with a copy by e-mail to:

legal@ginkgobioworks.com

21.
Brokers. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that it has dealt with no broker or agent in connection with this Amendment, other than JLL (representing Landlord) and Columbia Group Realty Advisors (representing Tenant). Each of Tenant and Landlord shall indemnify and hold harmless the other from and against any and all loss, cost and expense (including attorneys’ fees) arising out of or resulting from any breach of said warranty and representation by the indemnifying party, including any claims for a brokerage commission, finder’s fee or similar compensation made by any person other than JLL or Columbia Group Realty Advisors arising out of or in connection with this Amendment. Landlord shall be responsible for payment of all fees payable to JLL and Columbia Group Realty Advisors in connection with this Amendment pursuant to a separate agreement(s).

22.
Miscellaneous. This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include electronically scanned and transmitted versions

(e.g., via PDF and/or DocuSign) of an original signature. This Amendment may be executed in multiple counterparts (which counterparts may be executed and delivered by PDF, DocuSign, or another file sent by email) which shall together constitute a single document. Any executed counterpart of this Amendment delivered by PDF, DocuSign or another file sent by email shall be equally effective as an original counterpart for all purposes. Tenant hereby represents and warrants to Landlord as follows: (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite action; (ii) neither the Existing Lease nor the interest of Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) to the best knowledge of Tenant, there are no defenses or counterclaims to the enforcement of the Existing Lease or the liabilities and obligations of Tenant thereunder; (iv) Tenant is not entitled to any offset, abatement or reduction of rent under the Existing Lease, except as expressly set forth therein; (v) to the best knowledge of Tenant, neither Landlord or Tenant is in breach or default of any its respective obligations under the Existing Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Existing Lease, and, excepting only the Landlord’s Additional Construction Loan with respect to the Phase IV Premises and the Original Premises Allowance (as defined in the First Amendment), has provided all allowances and contributions required pursuant to the Existing Lease (as amended by Section 3(d) above to provide Landlord’s Second Amendment Contribution in lieu of the Expansion Premises Allowance (as defined in the First Amendment)); and (vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in this Amendment. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for, the Second Amendment Premises, or any of the other terms and conditions set forth in this Amendment, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the term of the Lease, as extended hereby. Except as expressly set forth herein, all of the covenants, representations and warranties made by Tenant contained in the Existing Lease are hereby remade, reaffirmed and ratified as of the date hereof.

(Signatures on following page.)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

“LANDLORD”

IDB 21-25 DRYDOCK LIMITED PARTNERSHIP,

a Delaware limited partnership

By: IDB 21-25 GP Corp.,

a Delaware corporation, its general partner

By: /s/ Dana Griffin

Name: Dana Griffin

Title: Authorized Signatory

“TENANT”

GINKGO BIOWORKS, INC.,

a Delaware corporation

By: /s/ Barry Canton

Name: Barry Canton

Title: CTO